UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           August 8, 2006

            HNI Corporation
(Exact name of registrant as specified in its charter)

                                                                                      Iowa                                           0-2648                                      42-0617510
                                                                         (State or other jurisdiction                     (Commission                             (IRS Employer
                                                                                of incorporation)                            File Number)                            Identification No.)

408 East Third Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                     (563) 272-7400

                                    N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

__      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On August 8, 2006, HNI Corporation's Board of Directors (the "Board") approved base salary increases for David C. Burdakin, Executive Vice President, HNI Corporation, and President, The HON Company, and Jerald K. Dittmer, Vice President and Chief Financial Officer, HNI Corporation.  Effective as of August 8, 2006, Mr. Burdakin's annual base salary increased from $352,000 to $364,300, and Mr. Dittmer's annual base salary increased from $283,500 to $303,300.  All other terms and conditions of Mr. Burdakin's and Mr. Dittmer's employment and compensation packages with HNI Corporation remained the same.

Section 8 - Other Events

Item 8.01        Other Events.

On August 9, 2006, the Corporation issued a press release announcing that on August 8, 2006, the Board declared a cash dividend on HNI Corporation's common stock and approved  additional expenditures of up to $200 million under the Corporation's share repurchase program.  The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

The following exhibit relating to Item 8.01 is filed as part of this Current Report on Form 8-K.

Exhibit No.      Description

99.1              Text of press release dated August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	August 9, 2006	By	/s/ Jeffrey D. Lorenger
Jeffrey D. Lorenger Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.                  Description

    99.1                          Text of press release dated August 9, 2006.